EXHIBIT 21.1

CITIZENS FINANCIAL GROUP, INC.
SUBSIDIARIES

Name of Subsidiary	Jurisdiction of Organization
1215 Financial Center Associates, Ltd.	OH
5801 Southfield Service Drive Corp.	DE
CFG Service Corp.	DE
Citizens Asset Finance, Inc.	NY
Citizens Bank, National Association	United States
Citizens Bank of Pennsylvania	PA
Citizens Capital Markets, Inc.	MA
Citizens Charitable Foundation	RI
Citizens Funding Corp.	NH
Citizens Insurance Holdings, Inc.	RI
Citizens One Community Development Corporation	NY
Citizens One NMTC CDE Corp.	DE
Citizens One NMTC CDE, LLC I	DE
Citizens One NMTC CDE, LLC II	DE
Citizens One NMTC CDE, LLC III	DE
Citizens One NMTC CDE, LLC IV	DE
Citizens One NMTC CDE, LLC V	DE
Citizens RI Investment Corp. IV	RI
Citizens Securities, Inc.	RI
Citizens Ventures, Incorporated	MA
Connecticut Realty Investors, Inc.	CT
Court Street Holding, Inc.	MA
CSB Investment Corp.	RI
ICX Corporation	OH
Lexington Savings Corp.	MA
Mass Investment Corp.	RI
Minuteman Investments Corporation	MA
Montgomery Service Corporation	PA
New England Acceptance Corporation	NH
PA Investment Corp. I	RI
PA Investment Corp. II	RI
PA Investment Corp. V	DE
RBS Citizens Insurance Agency, Inc.	OH
RI Realty Trust, Inc.	MA
Servco, Inc.	OH
Thistle Group Holding Co.	PA
West Register Citizens Corp.	DE
Windsor Realty Corp.	DE